Exhibit 99.1

Infinera Corporation Reports First Quarter 2019 Financial Results

Sunnyvale, Calif., May 8, 2019 - Infinera Corporation, provider of Intelligent Transport Networks, today released financial results for its first quarter ended March 30, 2019.
GAAP revenue for the quarter was $292.7 million compared to $332.1 million in the fourth quarter of 2018 and $202.7 million in the first quarter of 2018.
GAAP gross margin for the quarter was 22.7% compared to 25.4% in the fourth quarter of 2018 and 40.5% in the first quarter of 2018. GAAP operating margin for the quarter was (38.2)% compared to (34.4)% in the fourth quarter of 2018 and (12.2)% in the first quarter of 2018.
GAAP net loss for the quarter was $121.6 million, or $(0.69) per share, compared to a net loss of $133.5 million, or $(0.76) per share, in the fourth quarter of 2018, and net loss of $26.3 million, or $(0.17) per share, in the first quarter of 2018.
Non-GAAP revenue for the quarter was $295.6 million compared to $336.6 million in the fourth quarter of 2018 and $202.7 million in the first quarter of 2018.
Non-GAAP gross margin for the quarter was 35.3% compared to 31.8% in the fourth quarter of 2018 and 43.7% in the first quarter of 2018. Non-GAAP operating margin for the quarter was (11.9)% compared to (10.5)% in the fourth quarter of 2018 and (3.4)% in the first quarter of 2018.
Non-GAAP net loss for the quarter was $41.2 million, or $(0.23) per share, compared to a net loss of $44.2 million, or $(0.25) per share, in the fourth quarter of 2018, and net loss of $7.2 million, or $(0.05) per share, in the first quarter of 2018.
A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.
“In the first quarter of 2019, we made significant progress on the integration of our new company and in executing on our committed synergies," said Tom Fallon, Infinera CEO. "While a significant deployment did not progress as expected, I am encouraged by the strong bookings outlook we see for second quarter of 2019 and our continued trend of building backlog and engaging with a much larger customer base. We are committed to capitalizing on this momentum and expect to return to non-GAAP profitability in the fourth quarter of this year.”

Financial Outlook
Infinera's outlook for the quarter ending June 29, 2019 is as follows:

•	GAAP revenue is expected to be $298 million +/- $10 million. Non-GAAP revenue is expected to be $300 million +/- $10 million.

•	GAAP gross margin is expected to be 25% +/- 200 bps. Non-GAAP gross margin is expected to be 30% +/- 200 bps.

•	GAAP operating expenses are expected to be $156 million +/- $3 million. Non-GAAP operating expenses are expected to be $135 million +/- $3 million.

•	GAAP operating margin is expected to be approximately (27)%. Non-GAAP operating margin is expected to be approximately (15)%.

•	GAAP EPS is expected to be $(0.51) +/- $0.02. Non-GAAP EPS is expected to be $(0.28) +/- $0.02.

Separately, Brad Feller, the Chief Financial Officer (“CFO”) of Infinera, informed Infinera of his intention to resign as CFO effective as of a date still to be determined no later than the end of the third quarter of fiscal 2019. Infinera has agreed with Mr. Feller that he will continue to serve as CFO during this transition period while Infinera conducts a search for his successor.
“On behalf of the board of directors and executive team, I would like to thank Brad for his selfless service and valuable contributions to Infinera over the past five years, including his leadership in helping us with the strategic acquisition and integration of Coriant,” said Tom Fallon. “We all wish him well in his future endeavors.”
First Quarter 2019 Financial Commentary Available Online
A CFO Commentary reviewing Infinera's first quarter of 2019 financial results will be furnished to the SEC on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.
Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the first quarter of 2019 and its outlook for the second quarter of 2019 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Ted Moreau
Tel. +1 (916) 595-8157	Tel. +1 (408) 542-6205
avue@infinera.com	tmoreau@infinera.com

About Infinera
Infinera provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and automate optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at www.infinera.com/blog.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s expectations regarding its bookings outlook for the second quarter of 2019; trends in the business; returning to non-GAAP profitability in the fourth quarter of 2019; and its financial outlook for the second quarter of 2019.
Forward-looking statements can also be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and "would” or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, the combined company's ability to promptly and effectively integrate the businesses; Infinera's ability to realize synergies in a timely manner; market acceptance of the combined company's end-to-end portfolio; the diversion of management time on issues related to the integration; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to make anticipated capital expenditures; service its debt obligations and pursue its strategic plan; delays in the development and introduction of new products or updates to existing products and market acceptance of these products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; the effects of customer consolidation; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; Infinera's reliance on single and limited source suppliers; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; Infinera’s ability to recruit a successor as CFO before the end of the transition period; the effect of global macroeconomic conditions on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Annual Report on Form 10-K for the year ended on December 29, 2018 as filed with the SEC on March 14, 2019, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude acquisition-related deferred revenue and inventory adjustments, restructuring and related costs (credits), non-cash stock-based compensation expenses, amortization of debt discount on Infinera’s convertible senior notes, impairment charge of non-marketable equity investments, accretion of financing lease obligation, amortization of acquired intangible assets, acquisition and integration costs, and certain purchase accounting adjustments related to Infinera's acquisitions of Coriant and Transmode AB, along with related tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.”
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the second quarter of 2019 that exclude non-cash stock-based compensation expenses, acquisition and integration costs related to Infinera's acquisition of Coriant, and amortization of acquired intangible assets and related tax effects. Please see the section titled, “GAAP to Non-GAAP Reconciliations of Financial Outlook” below on specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for gross margin, operating margin, net loss, or basic and diluted net loss per share prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.
Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Revenue:
Product	$223,007	$171,629
Services	69,700	31,052
Total revenue	292,707	202,681
Cost of revenue:
Cost of product	157,817	102,324
Cost of services	36,676	12,831
Amortization of intangible assets	8,252	5,341
Acquisition and integration costs	2,064	—
Restructuring and related	21,466	17
Total cost of revenue	226,275	120,513
Gross profit	66,432	82,168
Operating expenses:
Research and development	73,660	58,681
Sales and marketing	40,037	28,885
General and administrative	33,044	17,836
Amortization of intangible assets	7,057	1,607
Acquisition and integration costs	7,134	—
Restructuring and related	17,188	(163)
Total operating expenses	178,120	106,846
Loss from operations	(111,688)	(24,678)
Other income (expense), net:
Interest income	766	897
Interest expense	(7,563)	(3,683)
Other gain (loss), net:	(2,923)	506
Total other income (expense), net	(9,720)	(2,280)
Loss before income taxes	(121,408)	(26,958)
Provision for (benefit from) income taxes	193	(678)
Net loss	(121,601)	(26,280)

Net loss per common share - basic and diluted:	$(0.69)	$(0.17)

Weighted average shares used in computing net loss per common share - basic and diluted:	176,406	150,333

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 30, 2019		December 29, 2018		March 31, 2018
Reconciliation of Revenue:
U.S. GAAP as reported	$292,707		$332,058		$202,681
Acquisition-related deferred revenue adjustment(1)	2,905		4,582		—
Non-GAAP as adjusted	$295,612		$336,640		$202,681

Reconciliation of Gross Profit:
U.S. GAAP as reported	$66,432	22.7%	$84,504	25.4%	$82,168	40.5%
Acquisition-related deferred revenue adjustment(1)	2,905		4,582		—
Stock-based compensation(2)	1,328		1,620		994
Amortization of acquired intangible assets(3)	8,252		8,315		5,341
Acquisition and integration costs(4)	2,064		132		—
Acquisition-related inventory adjustments(5)	1,778		5,337		—
Restructuring and related(6)	21,466		2,580		17
Non-GAAP as adjusted	$104,225	35.3%	$107,070	31.8%	$88,520	43.7%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$178,120		$198,728		$106,846
Stock-based compensation(2)	7,385		7,395		9,989
Amortization of acquired intangible assets(3)	7,057		24,735		1,607
Acquisition and integration costs(4)	7,134		13,463		—
Restructuring and related(6)	17,188		10,804		(163)
Non-GAAP as adjusted	$139,356		$142,331		$95,413

Reconciliation of Loss from Operations:
U.S. GAAP as reported	$(111,688)	(38.2)%	$(114,224)	(34.4)%	$(24,678)	(12.2)%
Acquisition-related deferred revenue adjustment(1)	2,905		4,582		—
Stock-based compensation(2)	8,713		9,015		10,983
Amortization of acquired intangible assets(3)	15,309		33,050		6,948
Acquisition and integration costs(4)	9,198		13,595		—
Acquisition-related inventory adjustments(5)	1,778		5,337		—
Restructuring and related(6)	38,654		13,384		(146)
Non-GAAP as adjusted	$(35,131)	(11.9)%	$(35,261)	(10.5)%	$(6,893)	(3.4)%

Reconciliation of Net Loss:
U.S. GAAP as reported	$(121,601)		$(133,467)		$(26,280)
Acquisition-related deferred revenue adjustment(1)	2,905		4,582		—
Stock-based compensation(2)	8,713		9,015		10,983
Amortization of acquired intangible assets(3)	15,309		33,050		6,948
Acquisition and integration costs(4)	9,198		13,595		—
Acquisition-related inventory adjustments(5)	1,778		5,337		—
Restructuring and related(6)	38,654		13,384		(146)
Amortization of debt discount(7)	4,241		4,137		2,779
Accretion of financing lease obligation(8)	—		6,538		—
Impairment of non-marketable equity investment(9)	—		850		—
Income tax effects(10)	(426)		(1,237)		(1,529)
Non-GAAP as adjusted	$(41,229)		$(44,216)		$(7,245)

	Three Months Ended
	March 30, 2019	December 29, 2018	March 31, 2018
Net Loss per Common Share - Basic and Diluted:
U.S. GAAP as reported	$(0.69)	$(0.76)	$(0.17)
Non-GAAP as adjusted	$(0.23)	$(0.25)	$(0.05)

Weighted Average Shares Used in Computing Net Loss per Common Share - Basic and Diluted:	176,406	174,908	150,333
____________________________

(1)	Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Coriant acquisition. The revenue for these support contracts is deferred and typically recognized over a one-year period, so Infinera's GAAP revenue for the one year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to the revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended
	March 30, 2019	December 29, 2018	March 31, 2018
Cost of revenue	$538	$543	$(122)
Research and development	3,603	3,677	4,324
Sales and marketing	1,547	2,181	2,898
General and administration	2,235	1,537	2,767
	7,923	7,938	9,867
Cost of revenue - amortization from balance sheet*	790	1,077	1,116
Total stock-based compensation expense	$8,713	$9,015	$10,983
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods recognized in the current period.

(3)
Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the Coriant acquisition, which closed during the fourth quarter of 2018. Amortization of acquired intangible assets also consists of amortization of developed technology, trade names and customer relationships acquired in connection with the Transmode AB acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(4)
Acquisition and integration costs consist of legal, financial, employee-related costs and other professional fees incurred in connection with Infinera's acquisition of Coriant. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(5)
Business combination accounting principles require Infinera to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to Infinera's cost of sales excludes the amortization of the acquisition-related step-up in carrying value for units sold in the quarter. Additionally, in connection with the Coriant acquisition, cost of sales excludes a one-time adjustment in inventory as a result of renegotiated supplier agreements that contained unusually higher than market pricing. Management believes these adjustments are useful to investors as an additional means to reflect ongoing cost of sales and gross margin trends of Infinera's business.

(6)
Restructuring and related costs are associated with Infinera's two restructuring initiatives implemented during the fourth quarter of 2018 and during the fourth quarter of 2017, as well as the planned closure of the Company's Berlin, Germany manufacturing facility and Coriant's historical restructuring plan associated with their early retirement plan. In addition, management included accelerated amortization on operating lease right-of-use assets due to the cease use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.

(7)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on the $402.5 million in aggregate principal amount of its 2.125% convertible debt issuance in September 2018 due September 2024 and the $150 million in aggregate principal amount of its 1.75% convertible debt issuance in May 2013 due June 2018, over the term of the respective notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(8)
Accretion of financing lease obligation included in interest expense relates to a failed sale-leaseback transaction executed by Coriant in the past and assumed by Infinera in the acquisition. Management believes that this adjustment is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(9)
Management has excluded the impairment charge related to non-marketable equity investments in arriving at Infinera's non-GAAP results because they are non-recurring, and management believes that these expenses are not indicative of ongoing operating performance.

(10)
The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	March 30, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$167,259	$202,954
Short-term investments	16,022	26,511
Short-term restricted cash	4,671	13,229
Accounts receivable, net of allowance for doubtful accounts of $5,276 in 2019 and $5,084 in 2018	267,117	317,115
Inventory	332,495	311,888
Prepaid expenses and other current assets	87,871	85,400
Total current assets	875,435	957,097
Property, plant and equipment, net	161,146	342,820
Operating lease right-of-use assets	65,598	—
Intangible assets	215,964	233,119
Goodwill	221,517	227,231
Long-term restricted cash	23,316	26,154
Other non-current assets	11,975	14,849
Total assets	$1,574,951	$1,801,270
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$163,834	$191,187
Accrued expenses and other current liabilities	141,087	131,891
Accrued compensation and related benefits	71,973	71,152
Accrued warranty	19,187	20,103
Deferred revenue	95,344	88,534
Total current liabilities	491,425	502,867
Long-term debt, net	279,738	266,929
Long-term financing lease obligation	—	193,538
Accrued warranty, non-current	20,564	20,918
Deferred revenue, non-current	30,727	31,768
Deferred tax liability	11,423	13,347
Operating lease liabilities	59,949	—
Other long-term liabilities	63,826	68,082
Commitments and contingencies (Note 19)
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares – 500,000 as of March 30, 2019 and December 29, 2018
Issued and outstanding shares – 177,415 as of March 30, 2019 and 175,452 as of December 29, 2018	177	175
Additional paid-in capital	1,702,710	1,685,916
Accumulated other comprehensive loss	(30,714)	(25,300)
Accumulated deficit	(1,054,874)	(956,970)
Total stockholders' equity	617,299	703,821
Total liabilities and stockholders’ equity	$1,574,951	$1,801,270

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Cash Flows from Operating Activities:
Net loss	$(121,601)	$(26,280)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30,939	16,976
Non-cash restructuring and related credits	19,882	(81)
Amortization of debt discount and issuance costs	4,614	3,018
Operating lease expense, net of accretion	16,704	—
Stock-based compensation expense	8,713	10,983
Other loss	1,775	84
Changes in assets and liabilities:
Accounts receivable	49,754	(30,928)
Inventory	(24,937)	(2,329)
Prepaid expenses and other assets	(352)	(3,950)
Accounts payable	(23,439)	19,286
Accrued liabilities and other expenses	(25,139)	(6,181)
Deferred revenue	6,933	5,293
Net cash used in operating activities	(56,154)	(14,109)
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	—	(2,986)
Proceeds from maturities of investments	10,542	50,168
Acquisition of business, net of cash acquired	(10,000)	—
Purchase of property and equipment	(6,590)	(8,019)
Net cash provided by (used in) investing activities	(6,048)	39,163
Cash Flows from Financing Activities:
Proceeds from issuance of debt, net	8,584	—
Proceeds from issuance of common stock	7,740	10,644
Minimum tax withholding paid on behalf of employees for net share settlement	—	(97)
Net cash provided by financing activities	16,324	10,547
Effect of exchange rate changes on cash and restricted cash	(1,213)	(58)
Net change in cash, cash equivalents and restricted cash	(47,091)	35,543
Cash, cash equivalents and restricted cash at beginning of period	242,337	121,486
Cash, cash equivalents and restricted cash at end of period(1)	$195,246	$157,029
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$1,353	$1,537
Cash paid for interest	$4,315	$9
Supplemental schedule of non-cash investing and financing activities:
Transfer of inventory to fixed assets	$1,805	$893

(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:

	March 30, 2019	March 31, 2018

	(In thousands)
Cash and cash equivalents	$167,259	$151,436
Short-term restricted cash	4,671	84
Long-term restricted cash	23,316	5,509
Total cash, cash equivalents and restricted cash	$195,246	$157,029

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q2'17	Q3'17	Q4'17	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19
GAAP Revenue ($ Mil)	$176.8	$192.6	$195.8	$202.7	$208.2	$200.4	$332.1	$292.7
GAAP Gross Margin %	36.7%	35.2%	24.1%	40.5%	40.5%	35.0%	25.4%	22.7%
Non-GAAP Gross Margin %(1)	40.7%	39.1%	37.5%	43.7%	43.9%	38.4%	31.8%	35.3%
Revenue Composition:
Domestic %	63%	59%	53%	64%	58%	49%	39%	45%
International %	37%	41%	47%	36%	42%	51%	61%	55%
Customers >10% of Revenue	3	2	1	2	2	2	2	1
Cash Related Information:
Cash from Operations ($ Mil)	($3.0)	($20.9)	($1.0)	($14.1)	$7.0	($20.4)	($71.6)	($56.2)
Capital Expenditures ($ Mil)	$24.5	$11.0	$7.8	$8.0	$13.5	$5.5	$10.7	$6.6
Depreciation & Amortization ($ Mil)	$16.6	$16.8	$16.6	$17.0	$16.3	$17.1	$50.2	$31.0
DSOs	64	65	59	73	65	70	87	83
Inventory Metrics:
Raw Materials ($ Mil)	$36.7	$35.8	$27.4	$30.3	$30.5	$33.6	$74.5	$82.5
Work in Process ($ Mil)	$91.6	$84.3	$59.6	$66.5	$61.6	$56.4	$57.2	$63.0
Finished Goods ($ Mil)	$117.7	$122.7	$127.7	$119.1	$127.2	$121.9	$180.2	$187.0
Total Inventory ($ Mil)	$246.0	$242.8	$214.7	$215.9	$219.3	$211.9	$311.9	$332.5
Inventory Turns(2)	1.7	1.9	2.3	2.1	2.1	2.3	2.9	2.3
Worldwide Headcount	2,272	2,296	2,145	2,084	2,070	2,079	3,876	3,708
Weighted Average Shares Outstanding (in thousands):
Basic	147,538	148,777	149,412	150,333	152,259	153,492	174,908	176,406
Diluted	148,662	149,714	150,098	151,633	154,777	154,228	175,629	176,602

(1)
Non-GAAP adjustments include restructuring and related costs (credit), non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisition of Coriant and Transmode, and amortization of acquired intangible assets. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and related costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages and per share data)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q2'19
Outlook
Reconciliation of Revenue:
U.S. GAAP	$298
Acquisition-related deferred revenue adjustment	2
Non-GAAP	$300

Reconciliation of Gross Margin:
U.S. GAAP	25%
Acquisition-related deferred revenue adjustment	1%
Stock-based compensation	1%
Amortization of acquired intangible assets	2%
Restructuring and related	1%
Non-GAAP	30%

Reconciliation of Operating Expenses:
U.S. GAAP	$156
Stock-based compensation	(9)
Amortization of acquired intangible assets	(5)
Acquisition and integration costs	(6)
Restructuring and related	(1)
Non-GAAP	$135

Reconciliation of Operating Margin:
U.S. GAAP	(27)%
Acquisition-related deferred revenue adjustment	1%
Stock-based compensation	3%
Amortization of acquired intangible assets	4%
Acquisition and integration costs	2%
Restructuring and related	2%
Non-GAAP	(15)%

Reconciliation of Net Loss per Common Share:
U.S. GAAP	$(0.51)
Acquisition-related deferred revenue adjustment	0.01
Stock-based compensation	0.06
Amortization of acquired intangible assets	0.06
Acquisition and integration costs	0.04
Restructuring and related	0.04
Amortization of debt discount	0.02
Non-GAAP	$(0.28)